Exhibit 99.1

RFM Announces Expansion of M2M Group with Business Development Position

DALLAS--(BUSINESS WIRE)--October 21, 2010--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or the “Company”) today announced its continued emphasis on the M2M Business with the addition of a Business Development position. Tim Cutler has been promoted to Director of M2M Business Development, reporting to Farlin Halsey, Senior Vice President of Marketing and M2M Business.

The Business Development position held by Mr. Cutler will be charged with helping to drive the implementation of the M2M Business plan by focusing RFM’s business development efforts on key accounts and targeted markets as well as the coordination of module projects under RFM’s collaboration agreement with Murata Manufacturing Company Ltd. (“Murata”) that was announced on August 24, 2010. Mr. Cutler also will be responsible for aligning M2M sales and marketing initiatives with product development roadmaps and release schedules. Business Development will transition account relationships to the sales team as the development programs mature into production programs.

Mr. Halsey stated, “We continue our strategic focus on the M2M market and particular emphasis on wireless sensor networks. With the promotion of Tim to Director of M2M Business Development, we are increasing resources to this major initiative. Tim’s twelve years in module sales, marketing and product line management provide him with an impressive knowledge base concerning RFM’s technology, M2M market trends and emerging applications.”

Mr. Cutler commented, “I am excited to serve as Director of M2M Business Development during the implementation phase, as I have previously been a strategy development team member and am convinced this initiative represents an outstanding opportunity for RFM to exploit its capabilities in very attractive markets. I will remain very involved in identifying and facilitating collaboration projects with Murata, working with them to open up product and market opportunities for both companies. We believe our combined wireless solutions offerings are some of the broadest in the industry, particularly for homeland security, industrial and medical markets.”

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standardized and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com or follow us on twitter @wireless_is_RFM.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, maintaining favorable terms of sales with customers and suppliers, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in customer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability and lead times of raw materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2009. We do not assume any obligation to update any information contained in this release.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com